UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

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CHINA DIRECT, INC.

(Exact name of registrant as specified in its charter)

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Florida	0-26415	13-3876100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Transfer of Listing

On March 31, 2008, China Direct, Inc. (the “Company”) received a letter from The NASDAQ Stock Market LLC, approving the Company’s application to list its common stock on The NASDAQ Global Market. On April 1, 2008, the Company’s Board of Directors of approved the listing of the Company’s common stock on The NASDAQ Stock Market LLC and withdrawal from The American Stock Exchange. The Company provided The American Stock Exchange the required written notice of the Company’s intention to withdraw the listing of its common stock from The American Stock Exchange on April 2, 2008.

The Company expects that its common stock will begin trading on The NASDAQ Global Market under its current symbol “CDS” on April 14, 2008. The Company’s common stock will continue to trade on The American Stock Exchange until such date.

A copy of the press release announcing the delisting of the Company’s common stock from The American Stock Exchange and the listing of the Company’s common Stock on The NASDAQ Global Market is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On April 1, 2008, the Company issued a press release announcing updated financial guidance for fiscal 2008.  A copy of this press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information in this current report on Form 8-K and the exhibit attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated April 2, 2008 regarding transfer of listing to The NASDAQ Stock Market LLC.

99.2	Press Release dated April 1, 2008 regarding updated Company guidance for fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 2, 2008

CHINA DIRECT, INC.

By:	/s/ David Stein David Stein Chief Operation Officer